Exhibit 5

Gordon Feinblatt LLC

Attorneys at Law

233 East Redwood Street Baltimore, Maryland 21202-3332 410-576-4000 www.gfrlaw.com

November 9, 2012

Crumbs Bake Shop, Inc.

110 West 40th Street, Suite 2100

New York, New York 10018

Registration Statement on Form S-8 for the
Crumbs Bake Shop, Inc. Equity Incentive Plan

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on this date under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 700,000 shares (the “Additional Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Crumbs Bake Shop, Inc., a Delaware Corporation (the “Corporation”), under the Crumbs Bake Shop, Inc. Equity Incentive Plan, as amended (the “Plan”).

The Registration Statement is being filed with Commission pursuant to General Instruction E of Form S-8 for the purpose of registering the Additional Shares that have been reserved for issuance under the Plan pursuant to an amendment thereto adopted on April 16, 2012. A registration statement filed on Form S-8, File No. 333-179264, relating to 338,295 shares (the “Original Shares” and, together with the Additional Shares, the “Shares”) of Common Stock that were originally reserved for issuance under the Plan is currently effective (the “Original Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are incorporated by reference into the Registration Statement.

The Registration Statement contains a reoffer prospectus, which has been prepared in accordance with General Instruction C.1 of Form S-8 (the “Reoffer Prospectus”) and will be used by control persons and affiliates of the Corporation to offer and sell the Shares that they receive from time to time pursuant to awards granted under the Plan. We are acting as counsel to the Corporation in connection with the registration of the Additional Shares for offer and sale by the Corporation, as well as the registration for resale of the Shares.

We have examined copies of (i) the Third Amended and Restated Certificate of Incorporation of the Corporation, as corrected to date, (ii) the Amended and Restated Certificate of Designation relating to the Corporation’s Series A Voting Preferred Stock, (iii) the Certificate of Increase of Series A Voting Preferred Stock of Crumbs Bake Shop, Inc., (iv) the Bylaws of the Corporation, (v) the Plan, (vi) the resolutions adopted by the Board of Directors of the Corporation relating to the matters referred to herein, (vii) the minutes of the meetings of the stockholders of the Corporation relating to the approval of the Plan, and (viii) a Certificate of Officer, dated as of the date hereof, in which the Chief Financial Officer of the Corporation certified that, with respect to all Shares that have been issued by the Corporation under the Plan as of the date hereof, the Corporation has received the consideration required by the Plan to be paid therefor. We have also examined the Original Registration Statement and the Registration Statement, and the Exhibits thereto (which, together with the documents identified in the preceding sentence, are collectively referred to herein as the “Documents”).

Crumbs Bake Shop, Inc.

November 9, 2012

In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that (i) all Documents submitted to us as originals are authentic, (ii) all Documents submitted to us as certified or photostatic copies conform to the original documents, (iii) all signatures on all such Documents are genuine, (iv) all public records reviewed or relied upon by us or on our behalf are true and complete, (v) all statements and information contained in the Documents are true and complete, and (vi) all signatories to the Documents were legally competent to do so..

Based on the foregoing, and subject to the qualifications set forth herein, it is our opinion that:

1.          All Shares that have been issued to participants under the Plan as of the date hereof were duly and validly issued and are fully paid and nonassessable; and

2.          The Shares that may in the future be issued to participants under the Plan, upon receipt of the consideration required to be paid therefor, will be duly and validly issued, fully paid and nonassessable.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The foregoing opinion is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, and we do not express any opinion herein concerning any other law. The foregoing opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinion set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of the name of our firm therein. In issuing this opinion letter, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

/s/ Gordon Feinblatt LLC